                                                                    EXHIBIT 10.4





--------------------------------------------------------------------------------


                         APEX SILVER MINES CORPORATION
                                  401(K) PLAN
                            SUMMARY PLAN DESCRIPTION

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

INTRODUCTION TO YOUR PLAN

GENERAL INFORMATION ABOUT YOUR PLAN

ELIGIBILITY AND PARTICIPATION

YOUR CONTRIBUTIONS TO THE PLAN

YOUR EMPLOYER'S CONTRIBUTIONS TO THE PLAN

YOUR BENEFITS UNDER THE PLAN

SPECIAL DISTRIBUTION EVENTS

LOANS

TOP HEAVY RULES

ROLLOVERS AND TRANSFERS

PERIOD OF SEVERANCE RULES

QUALIFIED DOMESTIC RELATIONS ORDERS

PLAN AMENDMENT OR TERMINATION

SPECIAL TAX TREATMENT OF DISTRIBUTIONS

STATEMENT OF ERISA RIGHTS

PENSION BENEFIT GUARANTY CORPORATION

                           INTRODUCTION TO YOUR PLAN

Your Employer has instituted this Plan to reward efforts made by Employees who contribute to the overall success of the Company. The Plan is exclusively for the benefit of Participants and their Beneficiaries. The purpose of the Plan is to help you build financial security for your retirement and to help protect you and your Beneficiaries in the event of your death or Disability.

This Plan is commonly known as a 401(k) plan. It offers you a built in savings system through pre-tax payroll deductions. It also offers attractive tax advantages, the freedom to choose investments according to your needs, the flexibility to change your investments as your needs change, and a way to build capital for a secure retirement.

Under the terms of this Plan, you may choose to defer a portion of your current salary, which your Employer then contributes to the plan on a pre-tax basis. Contributions are not subject to Federal income tax, and in most cases are also exempt from state or local income taxes. Since your contributions are not included in your compensation for Federal income tax purposes, your taxable income is reduced.

The laws governing plans like this one contain many provisions that may affect your retirement. You should contact your Plan Administrator with any questions about the Plan before you make any decisions related to your retirement. For specific tax advice, you should contact your tax advisor.

This Summary Plan Description (SPD) summarizes the key features of your Plan, and your rights, obligations and benefits under the Plan. Some of the statements made in this SPD are dependent upon this Plan being "qualified", or approved by the Internal Revenue Service. Please contact your Plan Administrator with any questions you may have after you have read this summary.

Every effort has been made to make this description as accurate as possible. However, this booklet is not a Plan document. This SPD is not meant to
                                              ------------------------
interpret, extend, or change the provisions of the Plan in any way.  The terms
------------------------------------------------------------------------------
of the Plan are stated in and will be governed in every respect by the Plan
---------------------------------------------------------------------------
document.  Your right to any benefit depends on the actual facts and the terms
---------
and conditions of the Plan document, and no rights accrue by reason of any statement in this summary. A copy of the Plan document is available at the principal office of your Employer for inspection by you, your Beneficiaries, or your legal representatives at any reasonable time.

                      GENERAL INFORMATION ABOUT YOUR PLAN

There is certain general information you may need to know about the Plan. This section summarizes that information for you:


EMPLOYER/PLAN SPONSOR                     PLAN TRUSTEE(S)
---------------------                     ---------------

Apex Silver Mines Corporation             Gregory G. Marlier
1700 Lincoln Street   Suite 3050          1700 Lincoln Street   Suite 3050
Denver, CO  80203-4530                    Denver, CO  80203-4530
(303) 839-5060
                                          PLAN ADMINISTRATOR
EMPLOYER'S TAX I. D. NUMBER:              ------------------
84-1363747
                                          Apex Silver Mines Corporation
PLAN INFORMATION                          1700 Lincoln Street   Suite 3050
----------------                          Denver, CO  80203-4530
                                          (303) 839-5060
PLAN NAME:  Apex Silver Mines
Corporation 401(k) Plan                   TAX YEAR:  January 1st through
                                                     December 31st.

PLAN NUMBER:  001                         PLAN YEAR:  January 1st through
                                                      December 31st.
PLAN EFFECTIVE DATE:  January 1, 1997
                                          All Plan Records will be kept on the
                                          basis of the Plan Year.


The Plan Administrator keeps the records for the Plan, and is responsible for the interpretation and administration of the Plan. The Plan Administrator may engage the services of a third party record keeper to perform the administrative functions of the Plan, however, any questions you have about the Plan should be directed, in writing, to the Plan Administrator. THE PLAN ADMINISTRATOR AND THE TRUSTEES ARE DESIGNATED AS THE AGENTS FOR SERVICE OF LEGAL PROCESS.

                         ELIGIBILITY AND PARTICIPATION

All Employees of the Employer are eligible to participate in this Plan.

If you were employed on or before 06/01/97, you will be a Participant as of that date If you were employed after 06/01/97, you will be eligible to Participate after you have attained age twenty-one (21) and completing one-half of a (1/2) Year of Service.

Since the service requirement is less than one year, you are not required to complete a specific number of Hours of Service during the service period. Instead, your service will be measured by the length of time you are employed. You will become eligible to participate in the Plan on your 6 month anniversary of your Date of Hire. For example: If your Date of Hire is April 1st, you will become eligible to participate in the Plan on October 1st.

You will become a Participant in the Plan on the Entry Date coincident with or next following the date you meet the participation requirements.

The Entry Dates for this Plan are January 1, April 1, July 1, and October 1.

To begin payroll deductions, you must complete an Enrollment Form and submit it to the Plan Administrator.

If you do not meet the eligibility requirements, you will not be eligible to participate in this Plan.


                         YOUR CONTRIBUTIONS TO THE PLAN

Your Contributions to your Plan are based on your Compensation. Compensation means the total salary or wages paid to you by your Employer during the Plan Year, including bonuses, commissions and overtime. For purposes of your Salary Deferral Contributions, you may defer only current Compensation. The total Compensation that can be considered for contribution purposes for 1997 is $160,000. This limit is adjusted periodically by the IRS.

SALARY DEFERRAL CONTRIBUTIONS

You may elect to defer any percentage of your current Compensation into the Plan, subject to a maximum of 15% or $9,500, whichever is least. This limitation is an aggregate limit that applies to all deferrals you make to this Plan and to any other salary deferral plan, including tax sheltered annuity contracts, simplified employee pension plans, or other 401(k) plans. The $9,500 limit for 1997 is subject to possible cost of living adjustments each year by the IRS.

You may increase or decrease your Salary Deferral Contribution Percentage at quarterly intervals throughout the Plan Year. You may suspend your Salary Deferral Contributions at any time upon written notice to your Plan Administrator. Your instructions to cease Salary Deferrals will be implemented as of the first payroll period following the date you notified your Plan Administrator. To resume your Salary Deferral Contributions, you must provide written notice to your Plan Administrator, and wait until the next quarterly interval.

Investment of Contributions
---------------------------

As a Participant in this Plan, you direct the investment of your Salary Deferral Contributions, Employer Profit Sharing Contributions, and Employer Matching Contributions. Your Plan provides a menu of investment options from which you may select your investments. You may modify your investment elections, transfer existing account balances, and obtain information regarding your investments on a daily basis, through the Interactive Voice Response System.

You should be aware that your investment decisions will ultimately affect the retirement benefits to which you will become entitled. Your Employer and the Plan Trustee(s) cannot provide you with investment advice, nor are they obligated to reimburse any participant for any investment loss that may occur as a result of his or her investment decisions. There is no guarantee that any of the investment options available in this Plan will retain their value or appreciate.


                   YOUR EMPLOYER'S CONTRIBUTIONS TO THE PLAN

Your Employer's Contributions to your Plan are based on your Compensation. Compensation means the total salary or wages paid to you by your Employer during the Plan Year, including bonuses, commissions and overtime. For the first year you participate in the Plan, only Compensation earned after your Entry Date will be used to determine your share of your Employer's Contribution. The total Compensation that can be considered for contribution purposes for 1997 is $160,000. This limit is adjusted periodically by the IRS.

401(K) MATCHING CONTRIBUTIONS

Your Employer will make a contribution to the Plan, known as a 401(k) Matching Contribution, on behalf of those Participants who have made Salary Deferral Contributions. Only those Participants who have made Salary Deferral Contributions will receive a 401(k) Matching Contribution. Your Employer's 401(k) Matching Contribution will be an amount to equal 50% of the first 6% of your Compensation contributed as a Salary Deferral.

PROFIT SHARING CONTRIBUTIONS

Your Employer may make a contribution to the Plan for you and other Participants. The amount of this contribution, if any, will be determined by your Employer.

Your share of your Employer's Profit Sharing Contribution will be allocated to your account based on the ratio that your Compensation bears to the total Compensation of all Participants eligible for a share of this Contribution.

Eligibility for Employer Profit Sharing Contributions
-----------------------------------------------------

To receive a share of your Employer's Profit Sharing Contribution, you must complete 1,000 Hours of Service during the Plan Year, and be employed on the last day of the Plan Year.

In addition, any Participant who died, retired or became Disabled during the Plan Year will receive an Employer Profit Sharing Contribution, if any, for the Plan Year.


                            BENEFITS UNDER YOUR PLAN

Benefits Upon Termination of Employment
---------------------------------------

If you terminate Employment for reasons other than death, Disability or retirement, you will be entitled to receive only that portion of your benefit in which you are vested.

Vesting means that for each Year of Service you complete, you become entitled to all or a portion of your Employer Contributions Account. For purposes of determining your vested account balance, all of your Years of Service, beginning on your date of hire, will be counted.


You will have completed a Year of Service for vesting purposes on each anniversary of your Date of Hire with your Employer.

You will be vested according to the following schedule:

 YEARS OF SERVICE   VESTED PERCENTAGE

        1                          50%
        2                         100%

YOU ARE ALWAYS 100% VESTED IN YOUR SALARY DEFERRAL CONTRIBUTIONS.

Forfeitures
-----------

If you terminate service prior to being fully vested in your Employer Contributions Account, you forfeit the amount in which you are not vested. Forfeitures on Matching 401(k) Contributions will be used to reduce future Employer Contributions to the Plan. Forfeitures on Profit Sharing Contributions will be reallocated among remaining Participants.

If you terminate service prior to accruing any vested interest in your Employer Contributions Account, your unvested account balance will be forfeited immediately.

Retirement Benefits
-------------------

You will be 100% vested in your Employer Contributions Account upon attaining your Normal Retirement Age, which is age sixty-five (65).

Your Retirement Date is the first day of the month following attainment of Normal Retirement Age. Benefit payments will begin as soon as feasible after your Retirement Date.

Disability Retirement Benefits
------------------------------

You will be considered to be disabled if your injury or medical condition causes you to be unable to perform your usual and customary duties for your Employer for a continuous period of at least twelve months. If it is determined that you are disabled, you will be treated as though you have retired. You will become 100% vested in your Employer Contributions Account, and benefit payments will begin as soon as feasible after your Disability Retirement Date.

Death Benefits
--------------

Your Employer Contributions Account becomes 100% vested upon your death. Your Beneficiary will be entitled to receive the vested benefit.

If you are married at the time of your death, your spouse is your Beneficiary unless:

     . You elect otherwise in writing (with the consent of your spouse), . Your spouse cannot be located, . Your spouse has validly waived any right to the death benefit.

If you want to designate a Beneficiary other than your spouse, (an "alternate Beneficiary") you must do so on a form provided by the Plan Administrator. You may revoke or change this designation at any time by filing written notice with the Plan Administrator, however, your spouse must consent, in writing, to any alternate Beneficiary. Your spouse's consent must be witnessed by a Notary Public or Plan official.

It is important that you notify the Plan Administrator of any change in your marital status or change in your Beneficiary Designation.

If death occurs before Retirement Benefits begin, your Beneficiary may choose to defer payment, or to receive payment based on the following general guidelines:

     . Payment may be made in the form of a life annuity for Participants who transferred money from a prior plan where this option was available,
     . Payment may be made in installments payable in cash or kind, or part in cash and part in kind over a period not to exceed your lifetime, or the joint lifetime of you and your spouse,
     . The entire sum may be distributed no later than the last day of the year of the fifth anniversary of your death,
     . If your Beneficiary is your spouse, payment may be postponed until December 31st of the calendar year in which you would have attained age 65.

If you fail to designate an alternate Beneficiary, or your alternate Beneficiary does not survive you, the benefit payable from this Plan as a result of your death will be payable to your Surviving Spouse, or if you have no Surviving Spouse, the death benefit will be paid to your estate.

Forms of Benefit
----------------

The normal form of benefit payable under this Plan is a lump sum. If the amount payable to you is $3,500 or less, you will receive a lump sum distribution as soon as feasible following the date you terminated employment, and no optional form of benefit will be available to you. If the amount payable to you is greater than $3,500, you (and your spouse, if applicable) must give written consent before the distribution can be made.

A second form of benefit is installments payable in cash or kind, or part in cash and part in kind over a period not to exceed your lifetime, or the joint lifetime of you and your spouse.

A third possible form of benefit which may be available to certain Participants* is annuity contracts payable as:

 .   A single life annuity.
 .   A joint and 50% survivor annuity with a contingent annuitant.
 .   A joint and 100% survivor annuity with a contingent annuitant.
 .   An annuity for the life of the Participant with 120 months certain.

*Annuities are only available to Participants who transferred money from a prior plan where this option was available.

                          SPECIAL DISTRIBUTION EVENTS

Although your Plan is designed as a way for you to build savings for the future, it also allows you access to your accounts under certain circumstances:

In-Service Distributions:  As an active Participant in the Plan, you may, upon
-------------------------
attaining age 59 1/2, submit a written application to the Plan Administrator to withdraw all or a portion of your vested account balance.

Hardship Withdrawals:  As an active Participant in the Plan, you may submit a
---------------------
written application to the Plan Administrator for a hardship withdrawal, if you are experiencing an immediate and heavy financial need.

Generally, to qualify as a reason for a hardship distribution, the request must be made for one of the following reasons:

     . to cover medical expenses incurred by you, your spouse or your dependents;
     . for the purchase of a principal residence (excluding mortgage payments); . for the payment of post-secondary education tuition expenses;
     . for the payment of amounts necessary to prevent eviction from or foreclosure on your principal residence.

You will be eligible for a hardship withdrawal only after all other forms of financial assistance have been explored and exhausted, including Plan loans.

If you take a hardship withdrawal, your Salary Deferral Contributions must be suspended for a period of twelve months following the date of the withdrawal.

Tax Consequences of Taking Distributions While Still Actively Employed
----------------------------------------------------------------------

Any distribution of your account balance will reduce the value of benefits you will receive at retirement. Distribution or withdrawal of your pre-tax contributions or earnings on your pre-tax contributions may be subject to ordinary income taxes or early distribution penalties. Please consult your tax advisor prior to taking any distribution or withdrawal.

                                     LOANS

As an active Participant in the Plan, you may request a loan from the Plan. The loan amount is available by calling the 800#. Once you request a loan, your Employer is required to approve the loan. After approval, you will receive a check with an attached promissory note. By endorsing the check, you agree to the terms and repayment conditions in the Promissory note.

A loan allows you to borrow money from your account without incurring a distribution penalty. You must repay the loan with interest on an after tax basis, through payroll deduction. Loans are subject to certain requirements. Among these are the following:

   . Loans are available to all participants in the Plan on a uniform and nondiscriminatory basis.

   . Loans must bear a reasonable rate of interest. A reasonable rate of interest is the prevailing commercial rate for loans of similar types.

   . The loan must be adequately secured.

   . Loans can be granted after approval from your Employer.

Loan Limitations
----------------

You may borrow the lesser of 50% of your vested account balance or $50,000. The amount available to you for borrowing will be reduced by the amount of your highest outstanding loan balance during the previous one year period. The available loan balance may be obtained by calling your 800#.

Loan Repayments
---------------

Repayment of a loan is required within a five year period, except for the purchase of a primary residence.

Tax Consequences of Plan Loans
------------------------------

If you fail to make loan repayments when they are due, you may be considered to have defaulted on the loan. Defaulting on a loan may be considered a distribution to you from the Plan, resulting in taxable income to you and may ultimately reduce your benefit from the Plan.

                          YOUR PLAN'S TOP HEAVY RULES

A plan that primarily benefits "key employees" is called a "top-heavy" plan.
Key Employees are certain owners or officers of your Employer. Your Plan will become top-heavy when more than 60% of the Plan's assets have been allocated to key employees. Each year, the Plan Administrator is responsible for determining whether your Plan is a top-heavy plan.

If your Plan becomes top heavy, non-key employees may be entitled to certain top-heavy minimum benefits, and other special rules may apply. Among these top-heavy rules are the following:

     . Each non-key employee may receive a minimum contribution from the Employer. The minimum contribution will be at least as much as the lesser of:

          . three percent (3%) of Compensation; or . the largest percentage of Compensation contributed by the Employer on behalf of key employees.

     . If you are a Participant in more than one Plan maintained by your Employer, you may not be entitled to minimum benefits in more than one plan.

     . The Vesting Schedule outlined earlier in this booklet will apply.


                            ROLLOVERS AND TRANSFERS

You may be able to rollover or transfer to this Plan a distribution you received from your previous employer's plan, subject to the following:

  . You must submit a written request to your Plan Administrator, who will determine whether the rollover or transfer is acceptable;

  . You may make such a contribution to this Plan prior to being eligible for the Plan;

  . Any amount rolled over or transferred to this Plan cannot include personal IRA contributions;

  . Prior to making a rollover or transfer, you should consult with your tax advisor.

                           PERIOD OF SEVERANCE RULES

Under the elapsed time method, your Period of Service runs from the date you first perform an Hour of Service for your Employer until the severance from service date. A Period of Severance begins on the earlier of:

  .  The date you quit, retire, are discharged, or die.

                                    OR

  . The first anniversary of the first date of a period in which you remain absent from service with your Employer (with or without pay) for any reason other than quitting, retirement, discharge, or death. These reasons include vacation, holiday, sickness, disability, leave of absence, or layoff. A leave of absence includes maternity or paternity leave.

For example, if you went on maternity leave on October 1, 1995, you would not be considered to have severed service with your Employer if you returned to work and performed an Hour of Service before October 1, 1996. If you did not return to work on or before October 1, 1996, you would incur a Period of Severance.


Reemployment After a Period of Severance
----------------------------------------

If you are reemployed after you incur a Period of Severance and you were vested when you terminated employment, upon your reemployment, you will be immediately eligible for the Plan, and you will be vested at the same percentage as when you left.

If you are reemployed after you incur a Period of Severance and you were not vested when you terminated employment, you will lose credit for service you completed prior to your termination if your absence is longer than five years.

If you are reemployed after you incur a Period of Severance, and you received a full or partial distribution, you may repay the amount distributed to you to the Plan. If you make such a repayment, your account balance will be restored to its original amount as though you had never left.

If you terminate service prior to becoming a Participant in the Plan, you will be treated as a new employee upon your reemployment. To participate, you must meet the Eligibility Requirements.

                      QUALIFIED DOMESTIC RELATIONS ORDERS

As a general rule, your account balance, including your vested portion, may not be assigned. This means that your accounts cannot be sold, used as collateral for a loan, given away, or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

An exception to this general rule is a "Qualified Domestic Relations Order" or QDRO. A QDRO is a domestic relations order that creates, recognizes, or assigns to an alternate payee the right to receive all or a portion of your benefits in the Plan. An "alternate payee" may be a spouse, former spouse, child or other dependent.

If a QDRO in which you are involved is received by your Plan Administrator, all or a portion of your benefits may be used to satisfy the obligation. Your Plan Administrator will determine if the order is a QDRO based on uniform and nondiscriminatory policies.


                         PLAN AMENDMENT OR TERMINATION

Your Employer reserves the right to amend the Plan at any time. However, no amendment can deprive you of any vested benefits.

Although your Employer expects to continue this Plan permanently, it reserves the right to terminate the Plan. If the Plan is terminated, you will be 100% vested in your total account balance under the Plan.

In general, funds that have been paid to the Plan by your Employer may not, under any circumstance, revert to your Employer.


                     SPECIAL TAX TREATMENT OF DISTRIBUTIONS

This section of your Summary Plan Description contains important information you will need before you decide how to receive your benefits from the Plan upon termination or retirement. You should consult your tax advisor prior to taking any distribution from the Plan.

A payment from the Plan that is an "eligible rollover distribution" can be taken in two ways. You can have all or a portion of your payment either: 1) Paid in a "DIRECT ROLLOVER" or 2) PAID TO YOU. This choice will affect the tax you owe.

An "eligible rollover distribution" is the taxable portion of a payment except a payment that is part of a series of equal (or almost equal) payments that are made at least once a year and will last for:

     . your lifetime (or your life expectancy), or . your lifetime and your beneficiary's lifetime (or life expectancies), or . a period of ten years or more.

PLEASE NOTE: The portion of any payments made to you after you reach age 70 1/2 to meet your required minimum payments may not be rolled over.

If you choose a DIRECT ROLLOVER:

 .    Your payment will be made directly to your IRA, or if you choose,  to your new employer's retirement plan, provided it accepts rollovers.

 .    Your payment will not be taxed in the current year, and no income tax will be withheld.

 .    Your payment will be taxed later when you take it out of the IRA or employer plan.

If you choose to have your eligible rollover distribution PAID TO YOU:

 .    Your Plan Administrator is required to withhold 20% of the eligible rollover distribution and send it to the IRS as income tax withholding to be credited against your taxes.

 .    Your payment will be taxed in the current year unless you roll it over. You may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may also have to pay an additional 10% tax.

 .    After you have received the distribution, if you want to roll over 100% of the payment to an IRA or to your new employer's plan, YOU MUST FIND OTHER MONEY TO REPLACE THE MONEY THAT WAS WITHHELD. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.


                           STATEMENT OF ERISA RIGHTS

Participant Rights
------------------

As a Participant in the Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). Your Employer may not fire you or discriminate against you to prevent you from obtaining a benefit from the Plan or exercising your rights under ERISA.


ERISA provides that all Plan Participants shall be entitled to:

   . Examine, without charge, at your Plan Administrator's office, all Plan documents, insurance contracts, if any, and copies of all documents filed by your Plan with the U. S. Department of Labor, such as annual reports and Plan descriptions.

   . Obtain copies of all Plan documents and other Plan information upon written request to your Plan Administrator. Your Plan Administrator may impose a reasonable charge for the copies.

   . Receive a summary of the Plan's annual financial report.  Your Plan
     Administrator is required by law to provide each Participant with a copy of the Plan's Summary Annual Report.

   . Obtain an annual statement telling you whether you have a right to receive a benefit under the Plan, and if so, what your benefits would be if you stop working for your Employer now. If you do not have a right to a benefit under the Plan, the statement must tell you how many years you have to work to get a benefit under the Plan. The Plan may require a written request for this statement, but it must be provided free of charge.

   . File suit in Federal court if any materials requested are not received within 30 days of your request unless the materials were not sent because of matters beyond the control of your Plan Administrator. The court may require your Plan Administrator to pay you up to $100 per day for each day's delay until the materials are received by you.

In addition to creating rights for Plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries". Fiduciaries must act solely in the interest of plan participants and must exercise prudence in the performance of their plan duties. Fiduciaries who do not comply with ERISA may be removed and required to make good any losses they have caused the Plan.

If Plan fiduciaries are misusing the Plan's assets, as a Participant in the Plan, you have the right to file suit in a Federal court or to request assistance from the U. S. Department of Labor. If you are successful in your lawsuit, the court may require the other party to pay your legal costs, including attorney's fees. If you are unsuccessful in your lawsuit, or the court finds your action frivolous, the court may order you to pay these costs and fees.

Claims Procedures
-----------------

If your Employer denies your claim for benefits under the Plan, you must be given written notice within 90 days after the claim was filed with your Employer or its representatives (or 180 days if special circumstances exist). Any notice of denial must include the following information:

     .  The specific reason or reasons for the denial;
     .  The specific plan provisions on which the denial is based;

     . An explanation of what additional material or information is necessary for you to correct your claim if it is incomplete, along with an explanation of why that information is needed; and

     .  An explanation of the Plan's claims review procedure.

Following receipt of such denial, you or your authorized representatives may:

   . Request a review of the denial by filing a written application for review with your Employer within 60 days of receipt of the denial;

   . Review documents pertinent to your claim at such reasonable time and location as can be mutually agreed upon by all parties involved in the dispute; and

   . Submit issues and comments in writing to your Employer relating to its review of your claim.

After consideration of your request for review, your Employer will make a decision and provide you with written notice of the decision within 60 days of receiving your request for review. The notice to you must include the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based. If your claim is denied or ignored in whole or in part, you may file suit in Federal court.

If you have any questions about this statement or your rights under ERISA, you should contact your Plan Administrator or the nearest district office of the U.
S. Department of Labor, specifically, the Labor-Management Service
Administration.


                      PENSION BENEFIT GUARANTY CORPORATION

The type of Plan your Employer has adopted is a defined contribution plan. As a rule, the benefits provided by this Plan are not subject to or insured by the Pension Benefit Guaranty Corporation (PBGC). Under Title IV of ERISA, the insurance provisions of the PBGC do not apply to this Plan.